Exhibit 10.1

AMENDMENT NO. 2 TO THE MASTER AGREEMENT

BETWEEN

GENERAL MOTORS HOLDINGS LLC

AND

PEUGEOT S.A.

dated as of July 30, 2017

AMENDMENT NO. 2 TO THE MASTER AGREEMENT

BETWEEN THE UNDERSIGNED:
General Motors Holdings LLC, a limited liability company organized under the laws of the State of Delaware, with its principal office at 300 Renaissance Center, Detroit, MI 48265, United States (“General Motors”);
and
Peugeot S.A., a French société anonyme with its registered office at 75, avenue de la Grande-Armée, 75116 Paris, France, registered with the registry of commerce under number 552 100 554 R.C.S. Paris (the “Buyer”).
Each of General Motors and the Buyer is hereinafter referred to individually as a “Party” and together as the “Parties”. Capitalized terms used but not defined herein shall have the meaning set forth in the Master Agreement (as defined below) as amended by Amendment No. 1 (as defined below).
WHEREAS, on March 5, 2017, the Parties entered into a master agreement relating to the transfer by certain Subsidiaries of General Motors of the Shares and the Transferred Assets to the Buyer (the “Master Agreement”);
WHEREAS, on May 2, 2017, the Parties entered into an amendment to the Master Agreement relating to Section 6.2, Article 9 and Exhibit F of the Master Agreement (the “Amendment No. 1”);
WHEREAS, on the basis of Section 6.4(g), the Belgian Transactions have been converted to an indirect transfer of all the shares in General Motors Belgium NV and GM Automotive Services Belgium NV to the Buyer, subject to the prior carve out of certain Belgian Excluded Assets and Belgian Excluded Liabilities from General Motors Belgium NV and from GM Automotive Services Belgium NV by way of a partial demerger to a newly incorporated Belgian entity (General Motors Belgique Automobile NV) which is a Sellers’ Retained Group Company;
WHEREAS, in accordance with item 15 of Exhibit 6.4(a)(ii) of the Master Agreement, (i) a Swiss company (“Opel Suisse SA” or “Swiss Newco”) has been incorporated and (ii) GM Suisse SA has transferred the Swiss Transferred Assets and the Swiss Transferred Liabilities to Opel Suisse SA, the shares of which have been included in the AOAG Contributed Assets (as indirect shareholding of AOAG through General Motors Europe Holdings S.L. Unipersonal) and shall be indirectly transferred to the Buyer;
WHEREAS, the Parties have agreed that the First Closing (with respect to the Autocos Shares only) shall take place on July 31, 2017;
WHEREAS, the Parties have agreed that they shall perform certain transitional accounting services for a period of 90 days after the Closing Date (or, if applicable, the First Closing Date);
WHEREAS, the Parties have therefore determined to amend the Master Agreement, as amended by Amendment No. 1, by entering into this agreement (the “Amendment No. 2”).
NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE 1
PRINCIPLES OF INTERPRETATION

The numbering of each Article, Section, Paragraph, Schedule or Exhibit of the Master Agreement shall not be affected by any of the amendments contained in this Amendment No. 2. For example, if a Section of an Article of the Master Agreement is deleted by this Amendment No. 2, the numbering of the other Sections contained in the same Article shall remain unchanged. Similarly, if a Paragraph of a Section of the Master Agreement is deleted by this Amendment No. 2, the numbering of the other Paragraphs contained in the same Section shall remain unchanged. For the avoidance of doubt, any reference to the “date hereof” or “date of this agreement” in the Master Agreement or in this Amendment No. 2 shall be read as “March 5, 2017”.

ARTICLE 2
AMENDMENTS TO ARTICLES AND SECTIONS
2.1    Amendments to Section 1.1 of the Master Agreement
(a)The definitions of “Assets Sellers”, “Belgian Dealership Business”, “Belgian Excluded Tax Asset”, “Belgian Transferred Assets”, “Belgian Transferred Liabilities”, “Retained Fincos”, “Transferred Assets” and “Transferred Liabilities” are hereby deleted from Section 1.1 of the Master Agreement.
(b)The following definitions are hereby added to Section 1.1 of the Master Agreement:

“AOAG Contribution Agreement” means the assets transfer agreement entered into by AOAG and New AOAG dated June 27, 2017, role of deeds no. 605/2017-SF and no. 604/2017-SF of the notary public Dr. Sabine Funke, Frankfurt am Main/Germany.
“Belgian Autocos” means General Motors Belgium NV and GM Automotive Services Belgium NV, and either of them a “Belgian Autoco”.
“Belgian Partial Demergers” has the meaning set forth in Exhibit 6.4(g).
“Belgian Tax Refund” means any rights of a Belgian Autoco in, and any claims of a Belgian Autoco to receive, any Tax Refund attributable to any Taxes paid by the Belgian Autocos prior to the Closing Date and attributable to a Pre-Closing Tax Period.
“Swiss Closing Date” means June 9, 2017.
“Swiss Transactions” means the transactions described as item 15 of Exhibit 6.4(a)(ii).
(c)In the definitions of “Controlled Dealership Entities”, “Inter-Company Non-Trading Payables”, “Inter-Company Non-Trading Receivables” and “Inter-Company Non-Trading Indebtedness” any reference to the “Assets Seller” or “Assets Sellers” is hereby deleted.

(d)In the definitions of “Belgian Active Plan Members”, “Belgian Excluded Assets”, “Belgian Excluded Liabilities”, “Belgian Legacy Pension Liabilities” and “Belgian Vested Former Employees”, the words “Belgian Assets Sellers” are hereby deleted and replaced by the words “Belgian Autocos”.
(e)In the definitions of “Autoco Contributed Entities Perimeter” and “Buyer Designees”, the references to “Transferred Assets” and “Transferred Liabilities” are hereby deleted.

(f)Paragraph (ii) of each of the definitions of “Post-Closing Taxes”, “Pre-Closing Straddle Period Taxes” and “Pre-Closing Taxes” are hereby deleted.

(g)In the definitions of “Employees”, “Environmental Permits”, “Material Contract”, “Permitted Encumbrances”, “Target Group Companies” and “Third Party Guarantees”, any reference to the “Assets Sellers” or “Assets Seller” shall read to be made to “Swiss Assets Seller”.

(h)In the definitions of “Swiss Transferred Assets” and “Swiss Transferred Liabilities”, the words “Closing Date” are hereby deleted and replaced by “Swiss Closing Date”. In the definition of “Swiss Transferred Liabilities”, the words “pre-Closing facts” are hereby deleted and replaced by “pre-Swiss Closing Date facts”.

(i)In the definition of “Indemnified Taxes”, the words “or the buyers of the Transferred Assets (to the extent such obligation to pay is assumed as part of their assumption of the Transferred Liabilities”) are hereby deleted and paragraph (v) of the such definition is hereby amended as follows:
“(v) any Taxes arising out of the Pre-Closing Transactions (provided that with respect to Taxes arising from Buyer Requested Transactions this clause (v) shall only apply to Taxes that are attributable to (x) General Motors’ failure to comply with Section 8.6(a)(ii)(A) and Section 8.6(a)(ii)(B) or (y) General Motors’ failure to apply principles consistent to Section 8.6(a)(ii)(A) and Section 8.6(a)(ii)(B), to the extent applicable in the relevant jurisdiction, in connection with the Belgian Transactions and the Reorganization Transactions listed on items 13, 14 and 15 of Exhibit 6.4(a)(ii)) and the Belgian Excluded Tax Liability”
(j)The following definitions of Section 1.1 of the Master Agreement are hereby amended as follows:
“Agreed Pension Vehicles” has the meaning set forth in Section 6.9(b).
“AOAG” means Adam Opel GmbH (formerly Adam Opel AG).
“Belgian Excluded Tax Liability” means any liability related to Tax of the Belgian Autocos, other than any liability with respect to the assets of the Belgian Autocos which are not Belgian Excluded Assets (other than any Capital Gains Taxes) that is imposed on the Buyer, any Buyer Designee or the Target Group Companies or any of their Affiliates with respect to (x) any Tax Period that starts after the Closing Date or (y) the Post-Closing Straddle Period (allocated based on the same principles that apply to Target Group Companies under Section 8.6(d)).
“Belgian Pension Assets Transfer” means the transfer after Closing by the Belgian Pension Fund to the pension institution of the Buyer (or the relevant Buyer Designee) (the “Buyer Designated Pension Institution”), of all pension assets under any Belgian Autocos Pension Plans for the Belgian Active Plan Members.
“Buyer Notice” has the meaning set forth in Section 14.4(a).
“Buyer Requested Transactions” means the Reorganization Transactions listed on items 13, 14 and 15 of Exhibit 6.4(a)(ii), the AOAG Contribution, the AOAG Sale and the Belgian Transactions.
“New AOAG” means Opel Automobile GmbH (formerly Opel Service GmbH).
“Opel Wien Bond” means the bond referred to in Exhibit 6.4(a)(ii)(7).

“Pension Escrow Account Agreement” means that certain escrow deed by and among General Motors, the Buyer and the Pension Escrow Agent, dated July 28, 2017.

“Pension Escrow Agent” means Deutsche Bank AG, London Branch (or such other person appointed by the Parties from time to time) acting as escrow agent under the Pension Escrow Account Agreement, a copy of which is attached under no. 1 of the Reference Deed 28/29/20 July.
“Seller” or “Sellers” means each of the companies identified in the column headed “Seller” in Exhibit 4.4(a).
“Swiss Excluded Liabilities” means the liabilities and obligations of the Swiss Assets Seller described on Exhibit H-3.
“Swiss Legacy Pension Liabilities” means the legacy pension liabilities of the Swiss Assets Seller and Swiss Newco to (i) current pensioners and (ii) former employees of the Swiss Assets Seller and Swiss Newco with vested rights as at the Closing Date.
2.2    Amendments to Article 2 of the Master Agreement
18

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(a)The definitions of “Assets Sellers”, “Belgian Dealership Business”, “Belgian Excluded Tax Asset”, “Belgian Transferred Assets”, “Belgian Transferred Liabilities”, “Retained Fincos”, “Transferred Assets” and “Transferred Liabilities” are hereby deleted from Section 1.1 of the Master Agreement.
(b)The following definitions are hereby added to Section 1.1 of the Master Agreement:
“AOAG Contribution Agreement” means the assets transfer agreement entered into by AOAG and New AOAG dated June 27, 2017, role of deeds no. 605/2017-SF and no. 604/2017-SF of the notary public Dr. Sabine Funke, Frankfurt am Main/Germany.
“Belgian Autocos” means General Motors Belgium NV and GM Automotive Services Belgium NV, and either of them a “Belgian Autoco”.
“Belgian Partial Demergers” has the meaning set forth in Exhibit 6.4(g).
“Belgian Tax Refund” means any rights of a Belgian Autoco in, and any claims of a Belgian Autoco to receive, any Tax Refund attributable to any Taxes paid by the Belgian Autocos prior to the Closing Date and attributable to a Pre-Closing Tax Period.
“Swiss Closing Date” means June 9, 2017.
“Swiss Transactions” means the transactions described as item 15 of Exhibit 6.4(a)(ii).
(c)In the definitions of “Controlled Dealership Entities”, “Inter-Company Non-Trading Payables”, “Inter-Company Non-Trading Receivables” and “Inter-Company Non-Trading Indebtedness” any reference to the “Assets Seller” or “Assets Sellers” is hereby deleted.

(d)In the definitions of “Belgian Active Plan Members”, “Belgian Excluded Assets”, “Belgian Excluded Liabilities”, “Belgian Legacy Pension Liabilities” and “Belgian Vested Former Employees”, the words “Belgian Assets Sellers” are hereby deleted and replaced by the words “Belgian Autocos”.
(e)In the definitions of “Autoco Contributed Entities Perimeter” and “Buyer Designees”, the references to “Transferred Assets” and “Transferred Liabilities” are hereby deleted.
(f)Paragraph (ii) of each of the definitions of “Post-Closing Taxes”, “Pre-Closing Straddle Period Taxes” and “Pre-Closing Taxes” are hereby deleted.
(g)In the definitions of “Employees”, “Environmental Permits”, “Material Contract”, “Permitted Encumbrances”, “Target Group Companies” and “Third Party Guarantees”, any reference to the “Assets Sellers” or “Assets Seller” shall read to be made to “Swiss Assets Seller”.
(h)In the definitions of “Swiss Transferred Assets” and “Swiss Transferred Liabilities”, the words “Closing Date” are hereby deleted and replaced by “Swiss Closing Date”. In the definition of “Swiss Transferred Liabilities”, the words “pre-Closing facts” are hereby deleted and replaced by “pre-Swiss Closing Date facts”.
(i)In the definition of “Indemnified Taxes”, the words “or the buyers of the Transferred Assets (to the extent such obligation to pay is assumed as part of their assumption of the Transferred Liabilities”) are hereby deleted and paragraph (v) of the such definition is hereby amended as follows:
“(v) any Taxes arising out of the Pre-Closing Transactions (provided that with respect to Taxes arising from Buyer Requested Transactions this clause (v) shall only apply to Taxes that are attributable to (x) General Motors’ failure to comply with Section 8.6(a)(ii)(A) and Section 8.6(a)(ii)(B) or (y) General Motors’ failure to apply principles consistent to Section 8.6(a)(ii)(A) and Section 8.6(a)(ii)(B), to the extent applicable in the relevant jurisdiction, in connection with the Belgian Transactions and the Reorganization Transactions listed on items 13, 14 and 15 of Exhibit 6.4(a)(ii)) and the Belgian Excluded Tax Liability”
(j)The following definitions of Section 1.1 of the Master Agreement are hereby amended as follows:
“Agreed Pension Vehicles” has the meaning set forth in Section 6.9(b).
“AOAG” means Adam Opel GmbH (formerly Adam Opel AG).
“Belgian Excluded Tax Liability” means any liability related to Tax of the Belgian Autocos, other than any liability with respect to the assets of the Belgian Autocos which are not Belgian Excluded Assets (other than any Capital Gains Taxes) that is imposed on the Buyer, any Buyer Designee or the Target Group Companies or any of their Affiliates with respect to (x) any Tax Period that starts after the Closing Date or (y) the Post-Closing Straddle Period (allocated based on the same principles that apply to Target Group Companies under Section 8.6(d)).
“Belgian Pension Assets Transfer” means the transfer after Closing by the Belgian Pension Fund to the pension institution of the Buyer (or the relevant Buyer Designee) (the “Buyer Designated Pension Institution”), of all pension assets under any Belgian Autocos Pension Plans for the Belgian Active Plan Members.
“Buyer Notice” has the meaning set forth in Section 14.4(a).
“Buyer Requested Transactions” means the Reorganization Transactions listed on items 13, 14 and 15 of Exhibit 6.4(a)(ii), the AOAG Contribution, the AOAG Sale and the Belgian Transactions.
“New AOAG” means Opel Automobile GmbH (formerly Opel Service GmbH).

“Opel Wien Bond” means the bond referred to in Exhibit 6.4(a)(ii)(7).
“Pension Escrow Account Agreement” means that certain escrow deed by and among General Motors, the Buyer and the Pension Escrow Agent, dated July 28, 2017.

“Pension Escrow Agent” means Deutsche Bank AG, London Branch (or such other person appointed by the Parties from time to time) acting as escrow agent under the Pension Escrow Account Agreement, a copy of which is attached under no. 1 of the Reference Deed 28/29/20 July.
“Seller” or “Sellers” means each of the companies identified in the column headed “Seller” in Exhibit 4.4(a).
“Swiss Excluded Liabilities” means the liabilities and obligations of the Swiss Assets Seller described on Exhibit H-3.
“Swiss Legacy Pension Liabilities” means the legacy pension liabilities of the Swiss Assets Seller and Swiss Newco to (i) current pensioners and (ii) former employees of the Swiss Assets Seller and Swiss Newco with vested rights as at the Closing Date.
2.2    Amendments to Article 2 of the Master Agreement
(a)In Article 2, all references to “Transferred Assets” and “Transferred Liabilities” are hereby deleted.

(b)Section 2.2 and the first sentence of Section 2.3 are hereby deleted.

(c)The second sentence of Section 2.3 is hereby amended as follows:

“For the avoidance of doubt, the Swiss Assets Seller and General Motors Belgique Automobile will retain, and will be responsible for paying, performing and discharging when due, and the Buyer and its Affiliates will not assume or have any responsibility for, the Belgian Excluded Liabilities, the Swiss Excluded Liabilities and, to the extent related to the Swiss Assets Seller or General Motors Belgique Automobile, respectively, the Other Excluded Liabilities.”
(d)In paragraph (v) of Section 2.6(a), the reference to “Section 2.2” is hereby deleted and replaced by “Section 2.5”.

(e)In the last paragraph of Section 2.6, the last sentence is hereby amended as follows:

“General Motors shall be solely responsible for allocating the Estimated Purchase Price among the Sellers in accordance with the Pre‑Closing Certificate or any different Price Allocation determined pursuant to Section 3.1. If Section 10.1(b) applies, the Pre‑Closing Certificate delivered at the First Closing will not include the Fincos Value, and a separate Pre‑Closing Certificate shall be delivered by General Motors to the Buyer 8 Business Days prior to the Second Closing setting out the Fincos Value.”
2.3    Amendments to Article 3 of the Master Agreement
(a)In Sections 3.1(a) and 3.4, all references to “Transferred Assets” are hereby deleted.

(b)In Section 3.1(e), the reference to the “Assets Sellers” is hereby deleted and replaced by “Swiss Assets Seller”.

(c)In Section 3.2, all references to “Belgian Assets Sellers” are hereby deleted and replaced by “Belgian Autocos”.

2.4    Amendments to Article 4 of the Master Agreement
(k)
(a)The following paragraphs (iv) and (v) shall be added to the end of the first sentence of Article 4:

“(iv) that any representation and warranty made in respect of the Swiss Assets Seller is made as of the date of this Agreement and as of the Swiss Closing Date immediately prior to the completion of the Swiss Transactions and (v) that any representation made in respect of Swiss Newco is made as of the Swiss Closing Date immediately after the completion of the Swiss Transactions and as of the Closing Date.”
(b)In Article 4, all references to “Assets Sellers” or “Assets Seller” are hereby deleted and replaced by “Swiss Assets Seller”.

(c)In Section 4.4(a), all references to “Belgian Assets Sellers” are hereby deleted.

(d)Section 4.5 is hereby amended as follows:

“AOAG Contributed Assets and Swiss Transferred Assets
The Swiss Transferred Assets are owned by the Swiss Assets Seller as of the date hereof, free and clear of any Encumbrances, the AOAG Contributed Assets are owned by AOAG as of the date hereof, free and clear of any Encumbrances and the AOAG Contributed Assets that have been validly contributed to New AOAG on the Contribution Date will be owned by New AOAG on the Closing Date, free and clear of any Encumbrances, and the Swiss Transferred Assets that have been validly transferred to Swiss NewCo on the Swiss Closing Date will be owned by Swiss Newco on the Closing Date, free and clear of any Encumbrances.”
(e)In Section 4.7, the words “included among the Transferred Assets or” are hereby deleted.
(f)Section 4.10(c) is hereby amended as follows:

“Except as set forth on Exhibit 4.10(c), the certificates, licenses, permits, governmental authorizations and approvals (including Environmental Permits and accreditations) (“Permits”) required to be held by AOAG, the Swiss Assets Seller, the Target Group Companies and the Controlled Dealership Entities under applicable Laws to carry out their activities as currently carried out have been duly issued or granted to AOAG, the Swiss Assets Seller, the Target Group Companies and the Controlled Dealership Entities and are in full force and effect; provided that the foregoing representation and warranty shall not apply to New AOAG or Swiss Newco as of the Closing Date with respect to the activities transferred to New AOAG pursuant to the AOAG Contribution or to Swiss Newco by the Swiss Assets Seller, respectively.”
(g)In Section 4.13(d), the following words are hereby added at the end of the first sentence: “or the Swiss Transactions”.

(h)Section 4.13(j) is hereby amended as follows:

“The Target Group Companies will be at and immediately following the Closing either the rightful owner or the valid licensee or sublicensee (including under the Ancillary Agreements), to the extent such licenses or sublicenses are legally required, of all trademarks, trade names and domain names that are used in their operations as currently conducted and as planned to be conducted in accordance with the Ancillary Agreements (excluding any rights pursuant to licenses or sublicenses included within the AOAG Contributed Assets or the Swiss Transferred Assets that have not validly transferred to New AOAG as of the Closing Date or to Swiss Newco as of the Swiss Closing Date, respectively), provided that (i) in any case of conflict between this Section 4.13(j) and Section 4.13(k) below with respect to Third Party intellectual property assertions, 4.13(k) shall prevail and (ii) in case of conflict between this Section 4.13(j) and 4.13(i), Section 4.13(i) shall prevail.”
(i)Section 4.14(b)(i) is hereby amended as follows:
“each Material Contract is in full force and effect, and is a valid and binding agreement of AOAG, the Swiss Assets Seller, the relevant Target Group Company or the relevant Controlled Dealership Entity (excluding any Material Contracts included within the AOAG Contributed Assets or the Swiss Transferred Assets that have not validly transferred to New AOAG or Swiss Newco);”
(j)Section 4.14(b)(iv) is hereby amended as follows:

“no written notice of termination has been given, and to the Knowledge of General Motors, no termination has been threatened or announced, to AOAG, the Swiss Assets Seller, a Target Group Company or a Controlled Dealership Entity with respect to any Material Contract (excluding any Material Contracts included within the AOAG Contributed Assets or the Swiss Transferred Assets for which a notice of termination has been received in relation to the AOAG Contribution or the Swiss Transactions); and”
(k)In Section 4.15, the words “Assets Sellers” are hereby replaced by the words “Swiss Assets Seller” and the words “Transferred Assets” are hereby replaced by “Swiss Transferred Assets”.

(l)In the first sentence of Section 4.17, the words “Target Companies” are hereby deleted and replaced by the words “Target Group Companies”.

(m)In the second sentence of Section 4.17, the words “, Swiss Newco,” are hereby added between “New AOAG” and “or the Buyer”, and the words “, as applicable,” are hereby added between “Buyer” and “will”.

(n)In Section 4.20, the word “Swiss” is hereby added immediately before the words “Transferred Assets” and “Transferred Liabilities”, and the words “the Swiss Assets Seller,” are hereby added between “the Sellers” and “the Target Group Companies”.

2.5    Amendments to Article 6 of the Master Agreement
(a)In Section 6.1, all references to “Assets Sellers” or “Assets Seller” are hereby deleted and replaced by “Swiss Assets Seller”.

(b)The first sentence of Section 6.1(a) is hereby amended as follows:

“From the date hereof until the Closing Date, General Motors shall procure that AOAG (until the Contribution Date with respect to AOAG Contributed Assets, and until the Closing Date with respect to the

AOAG Contributed Assets with respect to which legal ownership has not yet been validly transferred to New AOAG on the Contribution Date), New AOAG, the Swiss Assets Seller (until the Swiss Closing Date with respect to Swiss Transferred Assets, and until the Closing Date with respect to the Swiss Transferred Assets with respect to which legal ownership has not yet been validly transferred to Swiss Newco on the Swiss Closing Date), the Target Group Companies and the Controlled Dealership Entities operate and carry on their activities in the ordinary course of business and in substantially the same manner as conducted at the date hereof and shall not:”
(c)In Section 6.1(xiii), the words “for the Delayed Fincos” are hereby deleted and replaced by “if Section 10.1(b) applies”.

(d)In Section 6.2, all references to “Assets Sellers” or “Assets Seller” are hereby deleted and replaced by “Swiss Assets Seller” and all references to “Transferred Assets” and “Transferred Liabilities” are hereby deleted and respectively replaced by “Swiss Transferred Assets” and “Swiss Transferred Liabilities”.

(e)In Section 6.3(c), the words “the Buyer (or the relevant Buyer Designee)” are hereby deleted and replaced by “Swiss Newco” and the words “Transferred Assets” are hereby deleted and replaced by “Swiss Transferred Assets”.

(f)In Section 6.3(d), the word “Swiss” is added immediately before the words “Closing Date” and “Assets Seller”.

(g)In respect of Section 6.4(c), the Parties hereby (i) acknowledge and agree that the note referred to therein shall be denominated in U.S. Dollars and has been issued for an amount of $ 3,329,844,900.00 on June 30, 2017 and (ii) agree that such note shall be settled by General Motors in cash in Euros on or prior to the Closing by way of payment to New AOAG (as the holder of such note) in an amount equal to the aggregate principal and interest outstanding as of such settlement date. This note will be settled by General Motors for the Euro equivalent of the principal and interest; AOAG will contribute to New AOAG prior to Closing any additional funds needed to satisfy the required First Estimated Pension Closing Amount and Second Estimated Pension Closing Amount.

(h)Section 6.4(g) is hereby amended as follows:

“The Parties shall reasonably cooperate to implement the transactions set forth in Exhibit 6.4(g) (the “Belgian Transactions”) to be performed prior to or after the Closing in accordance with such Exhibit.”
(i)In Sections 6.5, 6.6 and 6.10, the words “Assets Sellers” and “Assets Seller” shall be deleted and replaced by “Swiss Assets Seller”.

(j)The following is added at the end of Section 6.9(b):

(i)    Exhibit 6.9(b)(i) sets forth a list, by country and by Pension Plan, of the jointly determined Agreed Pension Vehicles for the Autoco Pension Plans and the relevant portion of the Buyer Restricted Second Pension Closing Amount allocated to the respective Pension Plan for which such Agreed Pension Vehicle is established (the “Agreed Pension Vehicles List”). The Parties acknowledge and agree that Agreed Pension Vehicles for Finco Pension Plans included in the Third Pension Closing Payment Amount and/or Fourth Pension Closing Payment Amount shall be separately agreed in good faith by the Parties in advance of the Finco Closing.

(ii)    The Parties acknowledge and agree that it is intended that each Agreed Pension Vehicle shall qualify as “plan assets” under IAS 19 (the “Plan Assets Qualification”). To the extent necessary, any such determinations in this regard shall be made by the Buyer’s auditor or the auditor of the relevant Affiliate of the Buyer (as the case may be) in good faith, and shall be memorialized in writing. The Buyer or its relevant Affiliate shall use reasonable best efforts to procure that the documentation for each Agreed Pension Vehicle shall reflect the exclusive purpose for which the relevant portion of the Restricted Pension Closing Amounts deposited in that Agreed Pension Vehicle may be used, being the payment of the applicable benefits to the Employees whose benefits were included in the calculation of the portion of the relevant Pension Closing Payment Amount held (or to be held) by such Agreed Pension Vehicle (the “APV Exclusive Purpose”). The APV Exclusive Purpose may include reimbursements to the Buyer or its relevant Affiliate of an insurance premium or Pension Fund contribution, in each case only to the extent that such reimbursement of premium or contribution relates to payments within the purpose set forth in Section 6.9(d). The Buyer acknowledges that all Restricted Pension Closing Amounts shall be used only for the purpose set forth in Section 6.9(d).
(iii)    For each Pension Plan for which (A) due to the inability of the Buyer using reasonable best efforts to establish an Agreed Pension Vehicle because it would not be possible to obtain a written confirmation of the Plan Assets Qualification as set forth in Section 6.9(b)(ii) for such Agreed Pension Vehicle or (B) to change an Agreed Pension Vehicle from an escrow account to another form of Agreed Pension Vehicle, the Buyer may propose an alternative form of Agreed Pension Vehicle to that already set forth in the Agreed Pension Vehicles List for the relevant Pension Plan. Any such proposal from the Buyer to General Motors shall be in writing, delivered in accordance with Section 17.11 and shall propose a form of Agreed Pension Vehicle that satisfies the criteria set forth in Section 6.9(b)(ii). Each Party acknowledges that the Buyer may propose an arrangement under which more than one Agreed Pension Vehicle and/or Individual Escrow Account is to be established for any relevant Pension Plan.
(iv) Any Agreed Pension Vehicle that is a separate escrow account (each, an “Individual Escrow Account”) shall be established with a commercial banking institution, a trust company or any other third-party escrow agent capable of duly administering such escrow account and is not required to satisfy the Plan Assets Qualification. Restricted Pension Closing Amount funds placed in an Individual Escrow Account shall be released to the Buyer (or the applicable Affiliate) exclusively for payment of the applicable benefits to the Employees whose benefits were included in the calculation of the relevant Restricted Pension Closing Amount (the “IEA Exclusive Purpose”). The IEA Exclusive Purpose may include reimbursements to the Buyer or its relevant Affiliate of an insurance premium or Pension Fund contribution, in each case only to the extent that such reimbursement of premium or contribution relates to payments within the purpose set forth in Section 6.9(d). The Buyer or its relevant Affiliate shall use reasonable efforts to procure that the IEA Exclusive Purpose shall be reflected in the documentation establishing the Individual Escrow Account. The Buyer acknowledges that all Restricted Pension Closing Amount shall be used only for the purpose set forth in Section 6.9(d).
(v)    Following receipt of any such proposal pursuant to Section 6.9(b)(iii), General Motors shall be entitled to review the proposal during a 30-day review period for the purpose of verifying that the proposal is in accordance with the requirements of this Agreement. During such period and to the extent necessary, the Buyer shall make itself available to discuss its proposal and shall provide (and shall cause its Affiliates to provide) General Motors with all information about the proposal as may be reasonably required by General Motors. At any time prior to the expiration of the 30-calendar day review period, General Motors may deliver a written notice to the Buyer stating that the Buyer's proposal is not in accordance with the requirements of this Agreement (a “Disputed APV Notice”) and the basis for such objection.
(vi)    Upon delivery of a Disputed APV Notice by General Motors, the Buyer and General Motors shall use their good faith efforts to resolve the disputed items and determine the terms of the relevant Agreed

Pension Vehicle or Individual Escrow Account, as applicable, as promptly as practicable. If the Buyer and General Motors fail to reach an agreement upon any such matter within 30 calendar days after delivery of the Disputed APV Notice by General Motors stating any objections as to any such proposal by the Buyer, the disputed items shall be resolved in good faith jointly by the CFOs of the Buyer and General Motors Company within 15 calendar days following the end of such 30-calendar day Disputed APV Notice discussion period.
(vii)    To the extent the CFOs cannot jointly resolve the disputed items, the relevant portion of the Restricted Pension Closing Amounts shall be contributed into an Individual Escrow Account (such Individual Escrow Account to be established by the Buyer or its relevant Affiliate) that complies with the requirements of this Agreement (including, for the avoidance of doubt, as to the release of funds for the IEA Exclusive Purpose).
(viii)    To the extent the Buyer acting in good faith and with reasonable best efforts is unable to establish one or more Agreed Pension Vehicles for the relevant Pension Plan within 9 months after the Closing Date (the “Escrow Maturity Date”), the Buyer shall notify General Motors in writing and the Escrow Maturity Date shall be extended under the Pension Escrow Account Agreement for a further 8-month period (the expiration of which being the “Extended Escrow Maturity Date”). To the extent the Buyer acting in good faith and with reasonable best efforts is unable to establish one or more Agreed Pension Vehicles on or before the Extended Escrow Maturity Date, any escrow funds placed under the Pension Escrow Account Agreement in respect of such Agreed Pension Vehicle shall be released and contributed to an Individual Escrow Account, which in this case may be held by New AOAG (and if established by New AOAG shall be held separately from other assets of New AOAG) and used exclusively for the purpose described in Section 6.9(d) as applied to each such Restricted Pension Closing Amount.
(ix)    Upon notice by the Buyer to General Motors in writing that an Agreed Pension Vehicle or Individual Escrow Account jointly determined in accordance with this Section 6.9 has been established in compliance with the terms of this Agreement, which notice shall include a copy of the Agreed Pension Vehicle or Individual Escrow Account documentation (as applicable) for the purpose of allowing General Motors to confirm the inclusion of the IEA Exclusive Purpose or APV Exclusive Purpose, as applicable, the Parties shall, in accordance with the terms and procedures of the Pension Escrow Account Agreement, release such portion of the Restricted Pension Closing Amounts from the escrow established under the Pension Escrow Account Agreement in accordance with Section 6.9(f), and contribute such portion of the Restricted Pension Closing Amounts into the respective Agreed Pension Vehicle or Individual Escrow Account.
(x)    For the avoidance of doubt, there shall be no change to the APV Exclusive Purpose or the IEA Exclusive Purpose applicable to any Agreed Pension Vehicle or Individual Escrow Account, as applicable, without the prior written consent of General Motors. The Parties acknowledge that if any funds retained in any Buyer CTA, Agreed Pension Vehicle or Individual Escrow Account in respect of any jubilee or termination indemnity benefit which are no longer required for the payment of the applicable jubilee or termination indemnity benefits to the Employees whose benefits were included in the calculation of the relevant portion of the Restricted Pension Closing Amounts deposited thereunder due to termination of such employees prior to receipt of a jubilee payment or prior to qualification for a termination indemnity, such funds shall be available for the Buyer or its respective Affiliate for payment or reimbursement of applicable benefits for other employees under the relevant Pension Plans as so determined by the Buyer’s actuary or auditor or the actuary or auditor of the relevant Affiliate of the Buyer (as the case may be) in good faith. For the avoidance of doubt, all Restricted Pension Closing Amount funds shall be used exclusively for the purpose set forth in Section 6.9(d).

For the avoidance of doubt, it is being understood that where in any case the funds so released in any Agreed Pension Vehicle, Individual Escrow Account or such long-term escrow account are lower than the relevant portion of the Restricted Pension Closing Payment Amount deposited in escrow due to applicable (negative) interest rates, fees, costs or charges occurring during the time in which the funds are held in escrow, only such lower amount is to be contributed into the relevant Agreed Pension Vehicle, Individual Escrow Account or such long-term escrow account.”
(k)Section 6.9 is hereby amended as follows to add Section 6.9(f):

“(i)    To the extent that Agreed Pension Vehicles in respect of the Autoco Pension Plans have not been established by the Closing Date as contemplated by the first sentence of Section 6.9(b), General Motors shall, or shall, in the event General Motors has contributed the respective amounts to New AOAG, cause New AOAG to, place the relevant portion of the Buyer Restricted Second Pension Closing Payment Amount into an escrow account established by New AOAG pursuant to the Pension Escrow Account Agreement for which, for the avoidance of doubt, Sections 6.9(b)(i) - (x) and Section 6.9(d) shall apply. For the avoidance of doubt, Sections 10.3 (a), (b) and (c) are, with respect to the relevant portions of the Buyer Restricted Second Pension Closing Amount only, subject to the provisions of this Section 6.9(f).
(ii)    For the avoidance of doubt, if upon termination of the escrow account established by the Pension Escrow Account Agreement residual amounts are transferred to New AOAG, these shall be used exclusively for the purpose described in 6.9(d).”
(l)In Section 6.10, the words “Assets Sellers” and “Assets Seller” shall be deleted and replaced by “Swiss Assets Seller (until the Swiss Closing Date)”.

(m)In Section 6.13(b), the words “Assets Sellers” are hereby deleted and replaced by “Swiss Assets Seller”.

2.6    Amendments to Article 7 of the Master Agreement
In Section 7.1(c), the words “the relevant Buyer Designee” are hereby deleted and replaced by “Swiss Newco”.
2.7    Amendments to Article 8 of the Master Agreement
(a)Section 8.1(a) is hereby amended as follows:

“The Buyer shall bear, or shall cause the relevant Buyer Designee to bear, the cost of any stamp duty, registration duty, real property transfer, transaction duty or similar Tax (including interest, fines and penalties) in all jurisdictions where they are payable in relation to the transfer of the Shares, the Belgian Transactions or the Swiss Transactions or otherwise arising as a result of this Agreement and any other Transaction Document, excluding (i) any of such costs arising as a result of the Pre-Closing Transactions (other than (i) the AOAG Contribution, (ii) the AOAG Sale and (iii) an amount equal to the sum of the aggregate costs that would have been incurred and borne by the Buyer in respect of the Belgian Transactions had they been structured as a transfer of the assets by the Belgian Autocos to the Buyer at Closing and in respect of the Swiss Transactions had they been structured as a transfer of assets by the Swiss Assets Seller to the Buyer at Closing), and (ii) any such costs which comprise Degrouping Taxation, which shall, in each case, be exclusively borne by Seller (such Taxes borne by the Buyer pursuant to this section 8.1(a),“Transfer Taxes”).”

(b)In the fourth sentence of Section 8.4(a), the words “on any supply or service by General Motors or a Seller (or any of its Affiliates)” are replaced by the words “on the payment of the Purchase Price”.

(c)Section 8.4(c) and Section 8.4(d) are hereby deleted.

(d)In Section 8.5, the words “or Assets Sellers” are hereby replaced by “or AOAG, or the Swiss Assets Seller” and the words “(or for Assets Sellers, not related to the Transferred Assets)” are hereby replaced by “(or for Swiss Assets Seller, not related to the Swiss Transferred Assets and the Swiss Transferred Liabilities, or for AOAG, not related to the AOAG Contributed Assets and AOAG Contributed Liabilities)”.

(e)The last sentence of Section 8.6(a)(ii)(A) is hereby amended as follows:

“To the extent similar mechanisms are available under Belgian and Swiss laws in connection with the transactions to be made pursuant to items 13 and 14 of Exhibit 6.4(a)(ii), the Belgian Transactions or the Swiss Transactions, the same position shall be adopted in the relevant Tax Return, mutatis mutandis. All such Tax Returns will be filed on a timely basis (taking into account available extensions) and all Taxes indicated as due and payable on such Tax Returns filed pursuant to this Section 8.6(a)(ii) shall be paid by the applicable Target Group Company as and when required by law.”
(f)The last sentence of Section 8.6(a)(ii)(B) is hereby amended as follows:

“For the avoidance of doubt and if, for any reason, (x) any profit pursuant to Sec. 5 para 7 sentence 1 German Income Tax Act (Einkommensteuergesetz) relating to pension liabilities would fall within the Tax Return of a Straddle Period, Buyer and General Motors already agree that such profit shall not be spread pursuant to Sec. 5 para 7 sentence 5 German Income Tax Act (Einkommensteuergesetz) but shall rather be realized in full immediately, resulting in a Pre-Closing Tax and (y) to the extent similar mechanisms are available under Belgian and Swiss laws in connection with the transactions to be made pursuant to items 13 and 14 of Exhibit 6.4(a)(ii), the Belgian Transactions or the Swiss Transactions , the same approach as described in clause (x) shall apply, mutatis mutandis.”
(g)In Section 8.7(a), the words “Assets Sellers” are hereby deleted and replaced by “Swiss Assets Seller” and in Section 8.7(a)(x), the words “(including, for the avoidance of doubt, the Belgian Tax Refund and any other Pre-Closing Taxes paid by the Belgian Autocos)” are hereby added between the words “Pre-Closing Taxes paid by the Target Group Companies” and “(or Taxes paid by AOAG…)”.

(h)A new Section 8.9(c) is added to Section 8.9, which shall read as follows:

“General Motors and the Buyer acknowledge and agree that they will (and will cause their applicable Affiliates to) file all Tax Returns and forms reflecting that the Belgian Partial Demergers were carried out in accordance with the provisions of Book XI, Title II, Chapter III, Section I of the Belgian Company Code and the tax neutrality regime set forth in Articles 211, §1, 212 and 183bis of the Belgian Income Tax Code 1992 and on the basis that any supplies comprised in the Belgian Partial Demergers shall be exempt from VAT under Article 44, §3, 6°-9° of the Belgian VAT Code.”
2.8    Amendments to Article 9 of the Master Agreement
(a)Paragraph (f) of Section 9.2 is hereby amended as follows:

“the representations and warranties made by General Motors in Sections 4.8 (Financial Statements), 4.10 (Compliance with Laws and Permits) and 4.17 (Sufficiency of Assets) shall be true and correct as of the Closing Date, except to the extent that such failures to be so true and correct in the aggregate would not result in (i) a one‑time cost and/or (ii) an annual recurring cost over a period not to exceed five years from the Closing Date, having in the aggregate a combined cash value impact in excess of 500,000,000 Euro; provided that, for the purposes of determining the accuracy as of the Closing Date of the representation and warranty set forth in Section 4.17 (Sufficiency of Assets), the benefits of any AOAG Contributed Asset or Swiss Transferred Asset in respect of which an objection has been received prior to the Closing Date by General Motors, AOAG, the Swiss Assets Seller, any Target Group Company or the Buyer in respect of (i) the contribution of such AOAG Contributed Asset to New AOAG or the transfer of the Swiss Transferred Assets to Swiss Newco, or (ii) the change of control of New AOAG, any Target Group Company or Controlled Dealership Entity (or, where such objection has been received but such Third Party has been notified of the implementation of an Alternate Arrangement in accordance with Exhibit 6.3(d), an objection has been so received in respect of such Alternate Arrangement) shall be deemed not to be available to the Buyer (or the relevant Buyer Designee) as from the Closing Date unless the Buyer (or the relevant Buyer Designee) or Swiss Newco validly and effectively receives as of the Closing Date the benefits of any such AOAG Contributed Asset or Swiss Transferred Asset on terms and conditions substantially similar to those prevailing prior to the Closing Date, including through an Alternate Arrangement or otherwise through continued performance of General Motors or a Third Party; and”
(b)The following words are added at the end of paragraph (d) of Section 9.1 and at the end of paragraph (g) of Section 9.2: “or, with respect to Italy, the relevant Governmental Authority shall have approved in writing the terms of any proposed workaround arrangement in that respect”.

2.9    Amendments to Article 10 of the Master Agreement
(a)In Section 10.2(a)(iii) and in the first paragraph of Section 10.2(c), the reference to “Transferred Assets” is hereby deleted.

(b)A new sentence is hereby added to the end of Section 10.3(a) as follows:

“The Parties hereby agree and acknowledge that New AOAG shall cause the respective funds that have been paid by General Motors to it pursuant to this Section 10.3 to be contributed at Closing by New AOAG to the Affiliate that has established the relevant Buyer CTA or Agreed Pension Vehicle (with the exception of the Buyer CTA which shall be established by New AOAG), and Buyer shall procure that any such Affiliate shall, upon receipt, promptly deposit such funds into the relevant Buyer CTA or Agreed Pension Vehicle (as applicable) and further that upon receipt of any funds from the Pension Escrow Account, Buyer shall cause such funds to be contributed to the Affiliate that has established the relevant Agreed Pension Vehicle, and Buyer shall procure that such Affiliate shall, upon receipt, promptly deposit such funds into the relevant Agreed Pension Vehiclie.”
2.10    Amendments to Article 12 of the Master Agreement
(a)In Section 12.1(a), the words “the Transferred Assets” are hereby deleted and replaced by “the Swiss Transferred Assets”.

(b)In Section 12.1(a)(ii), the word “AOAG" shall be included before the words “Contributed Assets”.

(c)Section 12.2(c)(vi) is hereby amended as follows:

“retaining and operating any Finco between the First Closing and the Second Closing and, if this Agreement terminates in respect of the Fincos pursuant to Section 10.1(b)(iv), retaining and operating the Fincos for the purpose of their orderly liquidation; or”
(d)In Section 12.4(a)(ii)(A), the words “, or the Transferred Assets and Transferred Liabilities” are hereby deleted and replaced by “, or the Swiss Transferred Assets and Swiss Transferred Liabilities”.

(e)In Section 12.6, the words “the Buyer (or a Buyer Designee)” and “the relevant Buyer Designee” are hereby deleted and replaced by “Swiss Newco”, the words “Transferred Assets” are hereby deleted and replaced by “Swiss Transferred Assets”, the words “Closing Date” are hereby deleted and replaced by “Swiss Closing Date” and the words “relevant Assets Seller” or “Assets Sellers” are hereby deleted and replaced by “Swiss Assets Seller”.

(f)A new Section 12.11 is added to Article 12, which shall read as follows:

“Transitional Accounting Services
During a period of 90 days after the Closing Date (or, if applicable, the First Closing Date), General Motors (or its Affiliates) shall provide to the Buyer (or its Affiliates) the services identified in paragraph A of Exhibit 12.11 and the Buyer (or its Affiliates) shall provide to General Motors (or its Affiliates) the services identified in paragraph B of Exhibit 12.11. The costs or expenses incurred by any Party in relation to such services shall not be charged to the other Party.”
(g)A new Section 12.12 is added to Article 12, which shall read as follows:

“Belgian Transactions
As soon as possible after the Closing, the Parties shall cause the implementation of the Belgian Transactions to be performed after the Closing Date in accordance with Exhibit 6.4(g).”
2.11    Amendments to Article 13 of the Master Agreement
(a)Section 13.2(a) is hereby amended as follows: “General Motors and the Buyer shall reasonably cooperate to effect as soon as practicable (i) the vehicle convergence plan (the “Vehicle Convergence Plan”) set forth on Exhibit 13.2(a)(i) and (ii) the propulsion convergence plan (the “Propulsion Convergence Plan”) set forth on Exhibit 13.2(a)(ii) (the Vehicle Convergence Plan and the Propulsion Convergence Plan, together the “Convergence Plan”). Without limiting the foregoing, the Buyer shall (and shall cause its Affiliates to) use its reasonable best efforts to support AOAG’s transition to the Buyer’s Intellectual Property as memorialized in such Convergence Plan.”

(b)A new paragraph (d) is hereby added to Section 13.2, which shall read as follows: “The Parties agree to facilitate the continued cooperation of the Parties to participate in the exchange of information and data as well as the processing / recording of payments to individuals and remittances of tax information to the appropriate tax authorities on an as needed basis until such time as both Parties will agree in writing that this is no longer required. The Parties agree to designate a point of contact and a process to initiate said exchanges and transactions and neither of the Parties will unduly withhold the agreed services.”

2.12    Amendments to Article 14 of the Master Agreement

(a)In Section 14.1(a)(iii), the words “to which such payment relates” are added between “the relevant given set of Shares” and “(meaning, for the purposes of this Section…”; the words “or the relevant set of Transferred Assets to which such payment relates” and “or a set of Transferred Assets” are hereby deleted and the reference to “Section 14.1(a)(iv)” is hereby deleted and replaced by “Section 14.1(b)”.

(b)In Section 14.1(b), the words “or Transferred Assets”, “or set of Transferred Assets” and “or a given set of Transferred Assets” are hereby deleted, and the last sentence “Any disclosure made with respect to, or against a given representation of General Motors is deemed to be made with respect to, and against all the other representations of General Motors.” is hereby deleted.
(c)A new Section 14.1(bb) is inserted as follows: “(bb) Any disclosure made with respect to, or against a given representation of General Motors is deemed to be made with respect to, and against all the other representations of General Motors.”

(d)In the first sentence of Section 14.4, the words “, Transferred Asset, Shares, or Transferred Liability” are hereby deleted and replaced by “or the Shares”.

2.13    Amendments to Article 15 of the Master Agreement
(a)In paragraph (b) of Section 15.1, the words “Transferred Assets or Transferred Liabilities” are hereby deleted.

(b)Item (z) of the third paragraph of Section 15.1 is hereby amended as follows:

“shall be allocated to the purchase price of the Shares of each Target Group Company or Controlled Dealership Entity, to which such payment related (and the Parties shall notify each other and cooperate in reflecting such payment).”
(c)Section 15.3 is hereby amended as follows:

“Any Sellers’ Claim pursuant to Section 15.1(a) may give rise to indemnification only if notified by General Motors to the Buyer prior to the expiration of an 18-month period following the Closing Date. Any Sellers’ Claim pursuant to Section 15.1(d) may give rise to indemnification only if notified by General Motors to the Buyer prior to the end of a 3-month period after the expiration of a 10-year period following the Closing Date. Any Sellers’ Claim pursuant to Section 15.1(c) may give rise to indemnification only if notified by General Motors to the Buyer prior to the expiration of a 6-month period following the full satisfaction of the indebtedness, loan, or Derivative Transaction underlying the applicable guarantee. Any Sellers’ Claim pursuant to Sections 15.1(b), 15.1(e), 15.1(f) and 15.1(g) may give rise to indemnification only if notified by General Motors to the Buyer prior to the end of a 3-month period following the expiration of the applicable statute of limitations.”
(d)In Section 15.8, the words ”the Transferred Assets or the Transferred Liabilities” are hereby deleted.

2.14    Amendments to Article 17 of the Master Agreement
(l)
(a)In Section 17.11, the following is added at the end of “75116, Paris, France”:

“As from September 1, 2017

Peugeot SA
7 rue Henri Sainte-Claire Deville
CS 60125 - 92563 RUEIL-MALMAISON CEDEX”.
(b)In Section 17.7, the words “or the Transferred Assets and the Transferred Liabilities”, “or Transferred Assets” and “or in relation to the Transferred Assets” are hereby deleted.

(c)Section 17.9 of the Agreement is hereby amended and replaced in its entirety by the following: “For purposes of this Agreement (i) amounts received by, or paid by, General Motors pursuant to this Agreement shall be received by, or paid by, General Motors as agent for the relevant Sellers (provided however that nothing in this Section 17.9 shall be read as limiting the liability of General Motors with respect to the Buyer and its Affiliates) and (ii) amounts received by, or paid by, the Buyer pursuant to this Agreement, excluding amounts received by Buyer pursuant to Section 3.3(b), Section 10.3(b), or Exhibit E, shall be received by, or paid by, the Buyer as agent for the relevant Buyer Designee and the licensee, in respect of the fraction of the Purchase Price allocated to the granting of the IP License Agreement (provided however that nothing in this Section 17.9 shall be read as limiting the liability of Buyer with respect to the General Motors and its Affiliates).”

ARTICLE 3
AMENDMENTS TO exhibits; ANCILLARY AGREEMENTS
3.1    Exhibit 4.5
Exhibit 4.5 of the Master Agreement is hereby deleted.
3.2    Exhibit 4.8
The “Autoco Special Purpose Financial Schedules - Balance Sheet” for the year ended December 31, 2016 included as part of the Autoco Special Purpose Financial Schedules in Exhibit 4.8 of the Master Agreement reported USD 3,732 million of deferred income tax assets (“DTAs”), of which USD 2,681 million were reported as a preliminary estimate of the non-transferrable DTAs and USD 1,048 million were reported as the DTAs that would transfer to the Autoco Contributed Entities Perimeter. As a result of the AOAG Contribution, the non-transferrable DTA balance has been decreased by USD 799 million primarily relating to post-closing deductions for pension payments (USD 507 million) and timing differences for property, plant and equipment (USD 292 million). The non-transferrable DTA balance was also increased by USD 24 million to account for DTAs relating to UK and Belgian pension payments. As a result, the amount of non-transferrable DTAs as of December 31, 2016 has been decreased to USD 1,906 million and the DTAs transferred to the Autoco Contributed Entities Perimeter has been increased to USD 1,823 million. The Autoco Special Purpose Financial Schedules is hereby amended in accordance with the foregoing.
3.3    Exhibit 6.9(b)(i)
Exhibit 6.9(b)(i) is hereby added to the Master Agreement.
3.4    Exhibit 13.2
Exhibit 13.2(a)(i) and Exhibit 13.2(a)(ii) are hereby added to the Master Agreement.
3.5    Exhibit 16

Exhibit 16 of the Master Agreement is amended as follows:
In Article 6, the words “Sections 14.1(a)(iii) and (iv)” are hereby deleted and replaced by “Sections 14.1(a)(iii) and 14.1(b)”.
3.6    Exhibit A
(a)In the definition of “Closing Cash” in Exhibit A of the Master Agreement, the following words are hereby added immediately after item (vi) (but before the words “determined in accordance with the Closing Accounting Principles (…)”): “minus an amount of 2.553 million Euros (corresponding to the purchase price for certain assets that will be paid on the Closing Date by Peugeot Chile SA to General Motors Chile Industria Automotriz Limitada)”.

(b)Executed versions of the Ancillary Agreements and further documents related to the Transaction are attached hereto for evidence purposes.

3.7    Certain Other Exhibits
Exhibit E, Exhibit G-1, Exhibit G-2, Exhibit G-3, Exhibit H-1, Exhibit H-2, Exhibit 3.4, Exhibit 4.4, Exhibit 6.4(a)(ii), Exhibit 6.4(b) and Exhibit 6.4(g) of the Master Agreement are hereby deleted and respectively replaced by Exhibit E, Exhibit G-1, Exhibit G-2, Exhibit G-3, Exhibit H-1, Exhibit H-2, Exhibit 3.4, Exhibit 4.4, Exhibit 6.4(a)(ii), Exhibit 6.4(b) and Exhibit 6.4(g) attached hereto.
3.8    Exhibit 12.11
Exhibit 12.11 attached hereto is hereby added to the Master Agreement.
3.9     Executed Further Documents
Prior to the date hereof, the Parties and/or certain other parties have entered into the Ancillary Agreements as well as certain other agreements and/or have executed certain other documents as listed in Exhibit 3.9 attached hereto (the "Executed Further Documents"). The Parties have handed over to the acting notary one original or copy of each of the Executed Further Documents and the acting notary shall hold (verwahren) such originals or copies of the Executed Further Documents for a term of 10 years after the date hereof. Upon request of a Party, the acting notary shall make available a certified copy (beglaubigte Abschrift) or copy (einfache Fotokopie), as requested by the relevant Party, to the relevant Party and at the cost of the relevant Party. After the end of the 10 year period, i.e. on July 31, 2027, the acting notary (or his successor in office, as the case may be) shall destroy (vernichten) the Executed Further Documents held by the acting notary.
3.10     Outstanding Further Documents
The Parties acknowledge and agree that certain other agreements, in the form attached under no. 3 to 7 of the Reference Deed 28/29/30 July, shall be executed and delivered by the relevant parties prior to the First Closing.

ARTICLE 4
MISCELLANEOUS

4.1    No Other Amendment
Except as amended hereby, the Master Agreement shall continue in full force and effect and shall otherwise be unaffected by this Amendment No. 2.
4.2    Incorporation by Reference
The provisions of Sections 17.3, 17.4, 17.14 and 17.16 of the Master Agreement are incorporated herein by reference and shall apply to the terms of this Amendment No. 2 and the Parties mutatis mutandis.